EXHIBIT 1

EXECUTION COPY

SUBSCRIPTION AGREEMENT

December 13, 2001

Mego Financial Corp.

4310 Paradise Road

Las Vegas, Nevada  89109

Gentlemen:

The undersigned (“Subscriber”) hereby tenders this Subscription Agreement (this “Agreement”) subject to the terms and conditions set forth herein. If you are in agreement, please indicate your acceptance by executing this Agreement in the space provided and returning one executed counterpart to Subscriber.

1.                                       Subscription.

1.1.                              Subject to approval by the shareholders of Issuer of the issuance and sale contemplated hereby, and the filing of a Registration Statement pursuant to the terms of the Registration Rights Agreement attached hereto, Subscriber hereby subscribes for the purchase of 500,000 shares (the “Shares” or the “Securities”) of common stock, $.01 par value per share (“Common Stock”), of Mego Financial Corp., a New York corporation (“Issuer” or “Company”), for a purchase price of four dollars ($4.00) per Share to be paid to Issuer by Subscriber in accordance with Section 7.3 hereof.

2.                                       Offering Material.

2.1.                              Subscriber represents and warrants that it is in receipt of and that it has carefully read and understands the following items (collectively, the “Offering Material”):

(a)                                  Issuer’s Annual Report on Form 10-K for the year ended August 31,2001; and

(b)                                 Such other information as it has requested in order to evaluate aninvestment in Issuer.

3.                                       Restrictions on Transfer.

3.1.                              Subscriber acknowledges that it is not acquiring the Shares of Common Stock for the purpose of or in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Act”), and any applicable state or other securities laws (“Other Securities Laws”), in violation of the Act or Other Securities Laws. Subscriber further agrees that it will not sell, assign or transfer any of the Securities so acquired in violation of the Act or Other Securities Laws and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because such Securities have not been registered under the Act or Other Securities Laws and further realizes that such Securities cannot be transferred unless such Securities are subsequently registered under the Act and Other Securities Laws or an exemption from such registration is applicable to such transfer. Subscriber further recognizes that Issuer is not assuming any obligation to register such Securities, except pursuant to the Registration Rights Agreement to be entered into by the Issuer and Subscriber at the Closing (as defined in Section Error! Reference source not found. below), in the form attached hereto as Exhibit A (the “Registration Rights Agreement”). Subscriber also acknowledges that appropriate legends reflecting the status of the Securities under the Act and Other Securities Laws will be placed on the face of the certificates for such Securities at the time of their transfer and delivery.

3.2.                              The Securities may not be transferred except (i) in a transaction which is in compliance with the Act and Other Securities Laws and (ii) in accordance with the other terms and conditions of this Agreement. It shall be a condition to any such transfer that Issuer shall be furnished with an opinion of counsel to the holder of such Securities, reasonably satisfactory to Issuer, to the effect that the proposed transfer would be in compliance with the Act and Other Securities Laws.

3.3.                              Subscriber understands that the certificate(s) representing the Securities will bear restrictive legends thereon substantially as follows:

“The securities represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended (the “Act”), or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These securities may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner (“Transfer”) unless they are registered under the Act and any other applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Act or any other applicable securities laws.”

“The securities represented by this certificate are subject to restrictions upon transfer pursuant to that certain Subscription Agreement (the “Subscription Agreement”) by and among the Issuer and the subscriber to the shares of Common Stock evidenced by this certificate.  A copy of the Subscription Agreement may be obtained from the Issuer without charge upon the written request of the holder hereof.”

3.4.                              Subscriber understands that Issuer will direct the Transfer Agent for the Common Stock to place a stop transfer instruction against the certificate(s) representing the Securities issued pursuant to this Agreement and will instruct the Transfer Agent to refuse to effect any transfer thereof in the absence of a Registration Statement declared effective by the Securities and Exchange Commission with respect to the Securities or a favorable opinion of counsel to Subscriber, satisfactory to counsel for Issuer, that such transfer is exempt from registration under the Act and any Other Securities Laws.

3.5.                              Subscriber understands that it has no rights whatsoever to request, and that the Issuer is under no obligation whatsoever to furnish, a registration of the Securities under the Act or any Other Securities Laws, except under the terms of the Registration Rights Agreement.

3.6.                              Subscriber will only transfer the Securities issued pursuant to this Agreement in compliance with (i) the Act and Other Securities Laws and (ii) the other terms and conditions of this Agreement.

4.                                       Subscriber’s Representations and Warranties.

In order to induce Issuer to execute this Subscription Agreement and to consummate the transactions set forth therein, Subscriber hereby represents, warrants and covenants to Issuer as follows:

4.1.                              Subscriber acknowledges that it has had the opportunity to obtain additional information beyond the Offering Material in order to verify the information contained in the Offering Material and to evaluate the risks of an investment in the Securities. With respect to individual or partnership tax and other economic considerations involved in this investment, Subscriber is not relying on the Company (or any agent or representative of the Company). Subscriber has carefully considered and has, to the extent Subscriber believes such discussion necessary, discussed with Subscriber’s legal, tax, accounting and financial advisers the suitability of an investment in the Securities for Subscriber’s particular tax and financial situation.

4.2.                              Subscriber acknowledges that it has had the opportunity to ask questions of and receive answers from qualified representatives of Issuer concerning the terms and conditions of this Agreement and of the Securities to be issued hereunder, as well as the information contained in the Offering Material, and it has been granted access, prior to subscribing to the Securities and prior to the purchase thereof, to all books, records and documents of Issuer and its subsidiaries.

4.3.                              Subscriber acknowledges that its attention has been specifically called to, and that its representatives or agents have carefully read, the Offering Material, drafts of the preliminary proxy statement to be filed with the Securities and Exchange Commission in connection with the transaction contemplated hereby, all documents referred to and incorporated therein and any other material received by Subscriber from the Issuer and fully understands the risk involved in the investment.

4.4.                              Subscriber acknowledges that it is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Securities and that, by reason of its knowledge and experience in financial and business matters in general, and investments of this type in particular, and the knowledge and experience in financial and business matters of its representatives and agents, it is capable of evaluating the merits and risks of an investment by it in the Securities.

4.5.                              Subscriber’s financial condition is such that it is under no present need, in order to satisfy any existing or contemplated understanding or indebtedness, to dispose of any portion of the Securities which it is purchasing hereunder. Subscriber is able to bear the economic risk of an investment in the Securities, including, without limiting the generality of the foregoing, the risk of losing part or all of its investment in the Securities and its probable inability to sell or transfer the Securities for an indefinite period of time.

4.6.                              Subscriber is not acquiring the Securities for the purpose of or in connection with any distribution within the meaning of the Act or Other Securities Laws in violation of the Act or Other Securities Laws.

4.7.                              Subscriber understands that, because the Securities have not been registered under the Act or Other Securities Laws, the Securities therefore must be held indefinitely unless the Securities are subsequently registered under the Act and Other Securities Laws or until an exemption from such registration thereunder is available.

4.8.                              Subscriber is aware that any sales which may be made in reliance upon Rule 144 promulgated under the Act, may be made only if Issuer is in compliance with the reporting and other requirements under Rule 144, and then only in limited amounts, after the required holding periods, and otherwise in accordance with the terms and conditions of Rule 144.

4.9.                              Subscriber acknowledges that it is an “accredited investor” within themeaning of Rule 501(a) of Regulation D promulgated under the Act.

4.10.                        This Agreement has been duly authorized, executed and delivered on behalf of Subscriber and constitutes the valid and binding obligation of the Subscriber enforceable against Subscriber in accordance with its terms.

4.11.                        Subscriber recognizes that investment in the Securities involves substantial risks. Subscriber further recognizes that no Federal or State agencies have passed upon this offering of the Securities or made any findings or determination as to the fairness of this investment.

4.12.                        Subscriber is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice of other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar.

4.13.                        If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Securities, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Securities; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Securities, unless each beneficial owner of such entity is qualified as an “accredited investor” within the meaning of Regulation D promulgated under the Act and has submitted information substantiating such individual qualification.

4.14.                        Subscriber acknowledges that Issuer has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Act may not be present if, notwithstanding such representations, Subscriber were acquiring the Securities for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

4.15.                        None of the information supplied by Subscriber for inclusion or incorporation by reference in the proxy statement (the “Proxy Statement”) used in connection with the solicitation of proxies at its Special Meeting (the “Special Meeting”) held to seek approval of transactions contemplated herein shall, at the time it is filed with the Securities and Exchange Commission, at the time it is first mailed to Issuer’s shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.16.                        Except as set forth on Schedule Error! Reference source not found., neither Subscriber nor any of its affiliates (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”)) (“Affiliates”) or representatives is party to, or is bound by any contract, agreement, arrangement or understanding (whether written or not) with respect to Issuer or any of its Subsidiaries or any securities of Issuer or any of its Subsidiaries, including without limitation, any (i) contract, agreement, arrangement or understanding (whether written or not) which requires such party to (x) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interest in, Issuer or any of its Subsidiaries or (y) vote or dispose of any shares of capital stock of, or other equity or voting interest in Issuer or any of its Subsidiaries or (ii) irrevocable proxy, voting agreement or similar agreement, arrangement or understanding (whether written or not) with respect to any shares of capital stock of Issuer or any of its Subsidiaries.

4.17.                        Except as set forth in Schedule 4.17, neither Subscriber nor any of its Affiliates or representatives possesses, directly or indirectly, any financial, equity, voting or management interest, or is a director, officer, employee, agent or Affiliate of LC Acquisition Corp or Union Square Partners.

4.18.                        Except as set forth on Schedule Error! Reference source not found., the execution, delivery and performance of this Agreement by Subscriber, and the taking of all action contemplated hereby and the other ancillary agreements contemplated hereby, will not result in any violation of or conflict with or constitute a default under any term of Subscriber’s Articles or Certificate, as the case may be, of Incorporation, or bylaws, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it (which violation or conflict would materially adversely affect the property, business, operations or financial condition of Subscriber), or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of Subscriber pursuant to any such term.

4.19.                        Subscriber agrees that its representations and warranties contained in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

5.                                       Issuer’s Representations and Warranties.

In order to induce the Subscriber to execute this Subscription Agreement and to consummate the transactions set forth therein, the Issuer hereby represents, warrants and covenants to the Subscriber as follows:

5.1.                              Organization, Standing, Capitalization, etc.  Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and to enter into this Agreement and issue the Securities pursuant hereto.  All of the outstanding shares of capital stock of Issuer have been duly authorized and validly issued and are fully paid and non-assessable.

5.2.                              Authorization.  This Agreement has been duly authorized, executed and delivered by or on behalf of Issuer and constitutes the valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms.

5.3.                              Legality of Securities.  The Shares have been duly and validly authorized, and their issuance and sale to Subscriber pursuant to this Agreement have been duly authorized by the Board of Directors of Issuer.  There are no preemptive rights or similar rights on the part of the holders of shares of the Common Stock.  No further approval or authorization of the shareholders of Issuer will be required for the issuance of the Securities as contemplated herein, other than approval by the shareholders of the issuance of the Shares.  When issued and delivered to the Subscriber in accordance with the terms hereof, the Shares will be validly issued and outstanding and fully paid and non-assessable.

5.4.                              Conflicts with Other Instruments, etc.  Except as set forth on Schedule 5.4, the execution, delivery and performance of this Agreement by Issuer, and the taking of all action contemplated hereby and the other ancillary agreements contemplated thereby, will not result in any violation of or conflict with or constitute a default under any term of Issuer’s Articles of Incorporation, or bylaws, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it (which violation or conflict would materially adversely affect the property, business, operations or financial condition of the Issuer), or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of Issuer pursuant to any such term.

5.5.                              No Other Representations or Warranties.  Issuer is not making any other representations, warranties or guaranties, whether express or implied, with respect to itself or the transactions contemplated by this Agreement, except as expressly set forth in this Section 5. Issuer agrees that its representations and warranties contained in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

6.                                       Certain Deliveries and Covenants of Subscriber.

6.1.                              Subscriber covenants and agrees to vote all securities of Issuer held by it, and otherwise use its best efforts, to ensure that, at all times, at least three independent directors (as defined in Section 7.5 below) are appointed to the Board of Directors of Issuer.

6.2.                              Subscriber covenants and agrees that, from the date of this Agreement, neither Subscriber nor any of its Affiliates or representatives shall, without the prior written consent of the Board of Directors of Issuer, including a majority of the independent directors of Issuer:

(a)                                  acquire additional securities of Issuer or its Affiliates;

(b)                                 transfer any securities of Issuer unless the transferee agrees to be bound by all of the terms and conditions of this Agreement as though such transferee were the Subscriber hereunder, other than the following dispositions:

(i)                                     a disposition pursuant to Rule 144 of the Act;.

(ii)                                  a disposition through a bona fide underwritten public offering; or

(iii)                               a disposition pursuant to any other effective registration statement relating to equity securities of Issuer under the Act, including a registration statement pursuant to the Registration Rights Agreement;

provided, that in the case of any disposition pursuant to clause (i), (ii) or (iii) above, Subscriber or any of its Affiliates shall not, after due inquiry, knowingly transfer, in one or a series of transfers whenever occurring, more than such quantity of securities as would result in any one transferee becoming the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, together with all of its Affiliates, of more than 5% of the outstanding securities of Issuer; or

(c)                                  enter into any transaction with Issuer or its Affiliates(including, without limitation, the transactions described in Section 6.3).

6.3.                              Notwithstanding any other terms or conditions of this Agreement, neither Subscriber nor any of its Affiliates or representatives shall, for a period of two years from the date of this Agreement, propose, discuss, encourage or enter into any business combination (as defined in Section 7.5 below) with Issuer or any of its Affiliates unless the consideration per share paid to the shareholders of Issuer, other than Subscriber, is no less than the greater of:

(A)                                                      the fair market value of the Common Stock at the time of. the transaction,

or

(B)                                                        $4.00.

6.4.                              Issuer and Subscriber hereby covenant, acknowledge and agree that:

(a)                                  The certificate of incorporation and the by-laws of Issuer immediately following the Closing shall contain the provisions with respect to indemnification, exculpation from liability and advancement of expenses set forth in Issuer’s Certificate of Incorporation and By-laws as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing in any manner that would adversely affect the rights (including, without limitation, rights with respect to the transactions contemplated by this Agreement) thereunder of individuals who on or prior to the Closing were directors or officers of Issuer, unless such modification is required by law.

(b)                                 Issuer hereby covenants and agrees that it shall take such necessary measures to maintain in effect, for a period of six (6) years from the Closing, Issuer’s directors’ and officers’ liability insurance substantially similar to such insurance as in effect on the date of this Agreement, except that such insurance shall be in an amount equal to at least $15 million, covering those directors and officers who are currently covered on the date of this Agreement by Issuer’s directors’ and officers’ liability insurance policy (the “Insured Parties”); provided, however, that in no event shall Issuer be required to expend in any one year an amount in excess of 150% of the annual premiums paid by Issuer for such insurance which Issuer represents were not more than $227,000 for the annual period beginning August 1, 2001; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Issuer shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that Issuer may substitute for such Issuer policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring on or prior to the Closing (including, without limitation, rights with respect to the transactions contemplated by this Agreement).

(c)                                  Issuer shall indemnify, defend and hold harmless each officer, director or employee who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or employee of Issuer or any of its Subsidiaries (collectively, the “Indemnified Parties”) to the fullest extent permitted by Section 722 of the NYBCL with respect to all acts and omissions arising out of such individuals’ services as officers, directors or employees of Issuer or any of its Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of Issuer or any of its Subsidiaries, occurring prior to the Closing (including, without limitation, the transactions contemplated by this Agreement).  Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Closing, Issuer shall, from and after the Closing, pay, as incurred, such Indemnified Party’s reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Issuer shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by any Indemnified Party in enforcing this Section 6.4 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement.

(d)                                 In the event that Issuer or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors, assigns or transferees of Issuer shall succeed to the obligations set forth in this Section 6.4.

(e)                                  Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 6.4 in connection with any such action.  The rights to indemnification and advancement of expenses under this Section 6.4 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim for indemnification or advancement of expenses asserted or made within such period shall continue until the disposition of such claim.

(f)                                    Issuer and Subscriber acknowledge and agree that the provisions of this Section 6.4 shall benefit and may be enforced by, or on behalf of, any of the officers, directors or, as the case may be, employees referred to in this Section 6.4.

7.                                       Miscellaneous.

7.1.                              (a)                                  The representations and warranties of Subscriber contained herein shall be true at and as of the date of the Closing as though such representations and warranties were made at and as of the Closing and all commitments and covenants of Subscriber made herein shall survive the Closing.

(b)                                 The representations and warranties of Issuer contained herein shall be true at and as of the date of the Closing as though such representations and warranties were made at and as of the Closing and all commitments and covenants of Issuer made herein shall survive the Closing.

7.2.                              This Agreement shall be construed in accordance with and governed bythe laws of the State of New York.

7.3.                              The closing (the “Closing”) of the issuance and sale of the Shares shall take place at the offices of Swidler Berlin Shereff Friedman, LLP at The Chrysler Building, 405 Lexington Avenue, New York, New York, 10174, or at such other place and at such time and date as Issuer and Subscriber shall mutually agree; provided, the Closing shall occur within two business days after the satisfaction or waiver of the conditions set forth herein and this Agreement shall be automatically terminated if the Closing has not occurred on or prior to March 1, 2002. At the Closing, (i) Subscriber shall deliver the purchase price for the Shares set forth in Section 1.1 hereof by delivering to the Issuer a certified or official bank check payable to the order of Issuer or a wire transfer to an account designated by Issuer, in an amount equal to the purchase price and (ii) Issuer and Subscriber shall execute and deliver the Registration Rights Agreement. Issuer shall deliver to Subscriber duly executed stock certificates (bearing the restrictive legends required by Section 3.3 herein) for the Shares subscribed for and purchased hereunder within a reasonable period of time following the Closing. The affirmative vote of a majority of the shareholders of Issuer who are not parties to that certain Securities Purchase Agreement, dated December 13, 2001, by and among Subscriber, Robert E. Nederlander, Robert E. Nederlander Foundation, RER Corp., Herbert B. Hirsch, Growth Realty, Inc., Growth Realty Holdings, L.L.C., Jerome J. Cohen, Rita Cohen, trustee under an indenture of trust dated October 25, 1991, Rita and Jerome J. Cohen Foundation, Inc., John E. McConnaughy, Jr. and Donald A. Mayerson (the “Securities Purchase Agreement”) with respect to the transaction contemplated by this Agreement, shall be a condition precedent to Issuer’s obligation to issue the Shares to Subscriber. Additionally, the approval of the Special Committee having not been withdrawn with respect to the transactions contemplated by this Agreement and the procuring by the Company of a binder for the insurance coverage required by Section 6.4(b) hereof, along with evidence of payment by the Company of the annual premium required by such binder shall be a condition precedent to Issuer’s obligation to issue the Shares to Subscriber. The obligations of the parties to consummate the transactions contemplated hereby are also conditioned upon the filing by the Company of a registration statement with the Securities and Exchange Commission registering the resale of the Shares being issued hereunder in accordance with the terms and conditions of the Registration Rights Agreement.

7.4.                              Each party shall bear its own costs in connection with this transaction.

7.5.                              For purposes of this Agreement, (i) the term “business combination” shall mean any of the following: (a) a reorganization with, amalgamation with, consolidation with, or merger into, any other corporation, partnership, organization or other entity, as a result of which the Company is not the surviving entity, (b) 50% or more of the Common Stock of the Company being acquired by any other party or group of parties, or (c) the Company conveying, selling, leasing, assigning, transferring or otherwise disposing of all or substantially all of its property, business or assets; and (ii) the term “independent directors” shall mean qualified persons who, upon a reasonable test under all the circumstances, are independent of (x) the management of Issuer and its Affiliates and (y) Subscriber and its Affiliates.

7.6.                              (a)                                  This Agreement may not be changed, modified or amended except pursuant to (x) an instrument in writing signed by Issuer, on the one hand, and Subscriber, on the other hand, and (y) the prior written consent with respect to such change, modification or amendment of a majority of the independent directors of Issuer.

(b)                                 The terms, covenants, representations, warranties and conditions contained in this Agreement cannot be waived, except pursuant to (x) an agreement in writing signed by the party waiving compliance and (y) the prior written consent with respect to such waiver of a majority of the independent directors of Issuer.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first set forth above.

SUBSCRIBER:

DOERGE CAPITAL MANAGEMENT

By:	/s/ David Doerge
Name:	David Doerge
Title:	Principal
Address:	The Chicago Mercantile Exchange 30 South Wacker Drive Suite 2112 Chicago, Illinois 60606

ISSUER:

MEGO FINANCIAL CORP.

By:	/s/ Jon A. Joseph
Name:	Jon A. Joseph
Title:	Vice President and General Counsel

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

JOINDER
to
MEGO FINANCIAL CORP
SUBSCRIPTION AGREEMENT

The undersigned hereby confirms and agrees that:  (i) on or before February 1, 2002, the undersigned acquired or will acquire, shares of the Common Stock, par value $0.01 per share (the “Common Stock”), of Mego Financial Corp., a New York corporation having a principal place of business at 4310 Paradise Road, Las Vegas, Nevada 89109 (the “Company”) as shown on EXHIBIT “A” attached hereto and made a part hereof and (ii) by virtue of the ownership of such shares of Common Stock, the undersigned has become a Subscriber party to and is bound by all of the terms and conditions set forth in that certain Subscription Agreement dated as of December 13, 2001 among the Company and LC Acquisition.

The undersigned hereby acknowledges that it is an “accredited investor” within the meaning of Rule 501(a) of the Regulation D promulgated under the Securities Act of 1933, as amended.

Date:		DOERGE CAPITAL MANAGEMENT

		By:	/s/ David Doerge

		Its:	President

CRANBERRY VENTURES LLC		DOERGE CAPITAL COLLATERALIZED BRIDGE FUND LP

By:	/s/ David Doerge	By:	/s/ David Doerge

Its:	Member	Its:	Manager

DAVID DOERGE IRA

/s/ David Doerge
		By:	David Doerge

EXHIBIT “A”

PURCHASER	SHARES

Doerge Capital Management	500,000

Doerge Capital Collateralized Bridge Fund LP	176,000

David Doerge IRA	2,000

Cranberry Ventures LLC	175,000